EXHIBIT D

NOTICE OF CANCELLATION OF TENDER

Regarding Shares of Beneficial Interest in

J.P. MORGAN ACCESS MULTI-STRATEGY FUND II

Tendered Pursuant to the Offer to Purchase

Dated September 26, 2016

THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF CANCELLATION OF TENDER MUST BE

RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC. BY,

11:59 P.M., NEW YORK TIME, ON TUESDAY, OCTOBER 25 2016,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Cancellation of Tender And Return To:

J.P. Morgan Access Multi-Strategy Fund II,

c/o BNY Mellon Investment Servicing (US) Inc.

P.O. Box 9870

Providence, RI 02940-8070

Attention:  Tender Offer Administrator

Phone:  (877) 356-1087

Fax:  (508) 599-4234

Overnight mail to:

J.P. Morgan Access Multi-Strategy Fund II

c/o BNY Mellon Investment Servicing (US) Inc.

4400 Computer Drive

Westborough, MA  01581-1722

Attention: Tender Offer Administrator

Ladies and Gentlemen:

The undersigned wishes to cancel the tender all of its shares of beneficial interest (“Shares”) in J.P. Morgan Access Multi-Strategy Fund II (the “Fund”), or the tender of a portion of such Shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                         .

Such tender was in the amount of:

        All of the undersigned’s shares of beneficial interest.

        A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value.

$

The undersigned recognizes that upon the submission on a timely basis of this Notice of Cancellation of Tender, properly executed, the Shares in the Fund (or portion of such Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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